Exhibit 10.2

EXTENSION AGREEMENT
THIS EXTENSION AGREEMENT (this “Agreement”), dated effective as of October 4, 2016 (the “Effective Date”), is by and among Ensco plc, an English public limited company (the “Parent”), Pride International Inc., a Delaware corporation and indirect wholly-owned Subsidiary of the Parent (jointly, the “Borrowers”), the undersigned Banks party hereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the Issuing Banks party hereto.
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers, the banks party thereto immediately prior to the effectiveness of this Agreement (the “Existing Banks”), and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 7, 2013 (as amended by the First Amendment dated as of September 30, 2014, the Second Amendment dated as of March 9, 2015, and the Third Amendment dated as of July 1, 2016, and as the same may be further amended, restated, increased and extended, the “Credit Agreement”; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement);
WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrowers have the right, subject to the terms and conditions thereof, to request an extension of the Termination Date;
WHEREAS, the Banks party hereto have agreed to extend the Termination Date of their respective Commitments as more particularly set forth herein; and
WHEREAS, the Borrowers, the Administrative Agent, the Banks, and the Issuing Banks party hereto wish to execute this Agreement to evidence such agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Administrative Agent, the Banks, and the Issuing Banks party hereto hereby agree as follows:
Section 1.Consent to Extension of Termination Date.
(a)    Upon the effectiveness of this Agreement pursuant to Section 3 below, the Termination Date of the Commitments of the Banks who have severally agreed to extend their respective Commitments (each an “Extending Bank” and, collectively, the “Extending Banks”) is hereby extended to September 30, 2020, as set forth on the Commitment Schedule attached hereto, which shall constitute an amendment and restatement of the Commitment Schedule to the Credit Agreement. The Termination Date with respect to the Commitments of each other Bank, if any, shall remain unchanged as set forth on such amended and restated Commitment Schedule to the Credit Agreement attached hereto.
(b)    The parties hereto hereby agree that (i) the extension of the Termination Date on the Effective Date as set forth in this Section 1 shall be deemed to constitute an exercise of the Borrower’s right to request an extension pursuant to Section 2.22 of the Credit Agreement during the 2016 extension request window and (ii) the requirements of Section 2.22 of the Credit Agreement with respect to any and all notices (including any notice from the Borrowers, the Administrative Agent or any Lender to any other party) and timing are hereby waived by all parties hereto for the extension described in this Section 1. The Extension Effective Date of such extension of the Termination Date shall be deemed to be the Effective Date. For the avoidance of doubt, one (1) additional one-year extension shall be permitted pursuant to the Credit Agreement after the Effective Date, which shall be exercisable in accordance with Section 2.22 of the Credit Agreement starting with the 2017 extension request window.
Section 2.    Representations True; No Default. Each of the Borrowers represents and warrants that:
(a)    this Agreement has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended by this Agreement, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity;
(b)    the representations and warranties of such Borrower contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date; provided, that the representations and warranties contained in clauses (a) and (b) of Section 4.04 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (b) and (a), respectively, of Section 5.01 of the Credit Agreement and (ii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and
(c)    after giving effect to this Agreement, no Default or Event of Default under the Credit Agreement has occurred and is continuing.
Section 3.    Effectiveness. This Agreement shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a)    Documentation. The Administrative Agent (or its counsel) has received the following, each dated on or before the Effective Date, duly and validly executed and delivered by duly authorized officers of all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	counterparts of this Agreement duly executed by the Borrowers, the Majority Banks, and the Administrative Agent; and

(ii)
a certificate of each Loan Party dated as of the Effective Date (in sufficient copies for each Bank) signed by a Responsible Person of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Agreement, and (B) certifying that, before and after giving effect to this Agreement, (1) the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date, and except that, for purposes of this Agreement, the representations and warranties contained in clauses (a) and (b) of Section 4.04 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (b) and (a), respectively, of Section 5.01 of the Credit Agreement, (2) there has been no Material Adverse Effect since the date of the most recently delivered financial statements under Section 5.01(b) and no Material Adverse Effect would be caused by this Agreement, and (3) no Event of Default then exists or would be caused by this Agreement.

(b)    Payments of Fees and Expenses. On the Effective Date, the Borrowers shall have paid (i) an extension fee in the amount of 0.25% of the amount of the Commitment of each Extending Bank for which the Termination Date has been extended pursuant to this Agreement to the Administrative Agent for the benefit of such Extending Bank and (ii) all other costs and expenses which are payable pursuant to Section 9.04 of the Credit Agreement to the extent invoiced prior to the Effective Date.
Section 4.    Miscellaneous Provisions.
(a)    From and after the execution and delivery of this Agreement, the Credit Agreement shall be deemed to be modified as herein provided, and except as so modified the Credit Agreement shall continue in full force and effect.
(b)    The Credit Agreement and this Agreement shall be read and construed as one and the same instrument.
(c)    Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as modified by this Agreement.
(d)    This Agreement is a Loan Document for purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Agreement may be a Default or an Event of Default under the Loan Documents.

(e)    This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
(f)    This Agreement may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(g)    The headings herein shall be accorded no significance in interpreting this Agreement.
Section 5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Issuing Banks and the Administrative Agent and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein.
[Signature Pages Follow.]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS:

ENSCO PLC
By:	/s/ Melissa Cougle
Name:	Melissa Cougle
Title:	Vice President - Treasurer

PRIDE INTERNATIONAL, INC.
By:	/s/ David A. Armour
Name:	David A. Armour
Title:	President

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent
By:	/s/ Robert Malleck
Name:	Robert Malleck
Title:	Vice President

BANKS AND ISSUING BANKS:

CITIBANK, N.A., as a Bank and an Issuing Bank
By:	/s/s Robert Malleck
Name:	Robert Malleck
Title:	Vice President

DNB CAPITAL LLC, as a Bank
By:	/s/ Philippe Wulfers
Name:	Philippe Wulfers
Title:	Vice President

By:	/s/ Evan Uhlick
Name:	Evan Uhlick
Title:	Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank
By:	/s/ Philippe Wulfers
Name:	Philippe Wulfers
Title:	Vice President

By:	/s/ Evan Uhlick
Name:	Evan Uhlick
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank and an Issuing Bank
By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

HSBC BANK USA, NA, as a Bank and an Issuing Bank
By:	/s/ Steven Smith
Name:	Steven Smith
Title:	Director

BNP PARIBAS, as a Bank
By:	/s/ Reginald Crichlow
Name:	Reginald Crichlow
Title:	Vice-President

By:	/s/ Mark Renaud
Name:	Mark Renaud
Title:	Managing Director

BANK OF CHINA, NEW YORK BRANCH, as a Bank
By:	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

COMMITMENT SCHEDULE

COMMITMENTS

Bank	Non-Extended Commitment	Extended Commitment	Aggregate Commitment	Termination Date
Citibank, N.A.	$0	$225,000,000	$225,000,000	September 30, 2020
Deutsche Bank AG New York Branch	$0	$225,000,000	$225,000,000	September 30, 2020
DNB Capital LLC	$0	$225,000,000	$225,000,000	September 30, 2020
HSBC Bank USA, NA	$0	$225,000,000	$225,000,000	September 30, 2020
Wells Fargo Bank, National Association	$225,000,000	$0	$225,000,000	September 30, 2019
Bank of America, N.A.	$180,000,000	$0	$180,000,000	September 30, 2019
Mizuho Bank, Ltd.	$180,000,000	$0	$180,000,000	September 30, 2019
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$180,000,000	$0	$180,000,000	September 30, 2019
BNP Paribas	$0	$180,000,000	$180,000,000	September 30, 2020
Standard Chartered Bank	$115,000,000	$0	$115,000,000	September 30, 2019
Goldman Sachs Bank USA	$95,000,000	$0	$95,000,000	September 30, 2019
Morgan Stanley Bank, N.A.	$95,000,000	$0	$95,000,000	September 30, 2019
Australia and New Zealand Banking Group Limited	$50,000,000	$0	$50,000,000	September 30, 2019
Bank of China, New York Branch	$0	$50,000,000	$50,000,000	September 30, 2020
Total:	$1,120,000,000	$1,130,000,000	$2,250,000,000	--